Exhibit 10.1
FOURTH AMENDMENT
OF
CHS INC.
DEFERRED COMPENSATION PLAN
(2015 Restatement)

WHEREAS, CHS Inc. (the “Company”) has heretofore established and maintains a nonqualified deferred compensation plan which is currently embodied in an amended and restated document effective May 19, 2015 and entitled “CHS Inc. Deferred Compensation Plan, Master Plan Document (2015 Restatement)” as amended (hereinafter, the “Plan document”);

WHEREAS, the Company has reserved to itself the power to make further amendments of the Plan document;

NOW, THEREFORE, the Plan document is hereby amended as follows:

1.DIRECTOR RETIREMENT PLAN AMOUNT. Effective for fiscal years beginning on or after September 1, 2019, Section 3.7 of the Plan shall be amended to read as follows:

3.7 Director Retirement Plan Amount. For the Company’s fiscal year beginning September 1, 2019 and each fiscal year thereafter, the Company shall credit an amount to each Company Director Participant’s Director Retirement Plan Account based on Company performance metrics as determined by the Company’s Board, in its sole discretion. Contribution amounts based on performance level are presented in the following table:

Amount	Performance Definition
$100,000	Superior Performance
$50,000	Maximum
$25,000	Target (Guaranteed)

Awards will be prorated for performance between performance levels. For Directors who leave the Board during a fiscal year, a Director’s credit for that partial fiscal year will be the target amount ($25,000) prorated through the end of the month in which the Director departs. Directors who join the Company’s Board during a fiscal year will receive a credit for that partial fiscal year based on actual performance metrics achieved for the fiscal year in which the Director joins the Board, prorated from the first of the month next following the month in which the Director joins the Board to the end of the fiscal year.

A Participant’s Annual Director Retirement Plan Amount, if any, shall be credited on a date or dates to be determined by the Company’s Board, in its sole discretion.

2.SAVINGS CLAUSE. Save and except as expressly herein amended, the Plan document shall remain in full force and effect.

CHS Inc.

By:
Title: President and Chief Executive Officer

STATE OF MINNESOTA )
)SS.
COUNTY OF )

On this ________ day of _________________, 2020, before me personally appeared Jay D. Debertin to me personally known, who, being by me first duly sworn, did depose and say that he is the President and CEO of CHS Inc., the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

____________________________________
Notary
4834-4419-5498\2